UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2015

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As previously announced by Energizer Holdings, Inc. (the “Company”), the executive leadership teams of Edgewell Personal Care and the New Energizer Household Products company separately presented as independent entities their respective business strategies and long-term financial objectives, including pro forma capital structures and capital allocation policies in New York City on Tuesday, June 2, 2015.

An archived webcast and slide presentation are posted under the investor section of the Company’s website. The Edgewell Personal Care webcast and slide presentation is available under the investor section at www.energizerholdings.com. The New Energizer webcast and slide presentation can be accessed under a separate link on the investor section at www.energizerholdings.com and the slide presentation is also attached as Exhibit 99.1 to Energizer SpinCo, Inc.’s Form 8-K filed with the Securities and Exchange Commission on June 2, 2015. Information contained on the Company’s website or that can be accessed through the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

In addition, the Company issued a press release on June 2, 2015, in which the Company announced the Company’s Board of Directors had approved a new authorization for the repurchase of up to 10 million shares of Company common stock. This authorization replaces a similar authorization approved by the Board of Directors of the Company in April 2012. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated June 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: June 2, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated June 2, 2015